April 10, 2008

Azzad Funds

3141 Fairview Park Drive

Suite 460

Falls Church, VA  22042

Re:  Azzad Funds, File Nos. 811-08021 and 333-20177

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 11 to Azzad Funds' Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 12 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

s/Thompson Hine LLP

THOMPSON HINE LLP